EXHIBIT 23.1
                                                                 ------------


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form SB-2 (File "Pending") of our report dated March 25, 2002, on our audits of the consolidated financial statements of Global Sports & Entertainment, Inc. subsequently changed to GWIN, Inc., as of December 31, 2001 and for the years ended December 31, 2001 and 2000, which contain an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern. We also consent to the reference to our firm under the captions "Experts".


                                          MOORE STEPHENS, P.C.
                                          Certified Public Accountants


Cranford, New Jersey
September 10, 2002